LIMITED POWER OF ATTORNEY

FOR SECTION 13 AND SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned hereby makes, constitutes and appoints Curt Rush in the undersigned’s personal capacity and in his capacity as Officer of Systemax Inc., a Delaware Corporation and, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of, and in the name, place and stead of, the undersigned to:

1.
prepare, execute and file on the undersigned’s behalf the Form ID Applications and the Update Password Acknowledgements and any and all related documentation required to be filed with the United States Securities and Exchange Commission (the “SEC”) in order to obtain and maintain SEC EDGAR filing codes for the undersigned.

2.
prepare, execute, acknowledge, deliver and file all reports on Forms 3, 4 and 5 (including any amendments thereto) (“Section 16 Reports”) and any statement on Schedule 13D (including any amendments thereto) that the undersigned, may be required to file with the SEC under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”) as a result of the undersigned’s direct or indirect beneficial ownership of, or transactions in, securities of Systemax, Inc. (the “Reporting Entity”);

3.
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Reporting Entity’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

4.	perform any and all other acts that in the discretion of such attorney-in-fact are necessary or desirable for, and on behalf of, the undersigned in connection with the foregoing.

The undersigned acknowledges that:

1.
This Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

2.
Any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

3.
Neither the Reporting Entity nor the attorney-in-fact assumes (a) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (b) any liability of the undersigned for any failure to comply with such requirements or (c) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

4.
This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall not revoke in whole or in part any power of attorney previously executed by me.

This Limited Power of Attorney shall not be affected by my subsequent disability or incompetence.

This Limited Power of Attorney shall not be revoked by any power of attorney subsequently executed by me, unless such subsequent power of attorney expressly revokes this Power of Attorney or states that such subsequent power of attorney is intended to revoke all powers of attorney previously executed by me.

Note:  Section 5-1501B of the New York General Obligations Law requires that the following CAUTION TO THE PRINCIPAL: and IMPORTANT INFORMATION FOR THE AGENT: information be included on all powers of attorney executed in this state by an individual.

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this        day of November, 2009.

BENJAMIN WHITE

/s/ Benjamin White
Signature

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

On this                       day of November, 2009, before me, the undersigned, personally appeared MR. BENJAMIN WHITE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

Notary Public

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)	avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)
disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner:  (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.

You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.

If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

AGENT’S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:

It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.

I, MR. CURT RUSH, have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.

I  acknowledge my legal responsibilities.

Agent signs here: ==>

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this                       day of November, 2009, before me, the undersigned, personally appeared MR. CURT RUSH, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this                       day of November, 2009, before me, the undersigned, personally appeared [              ] personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this       day of November, 2009, before me, the undersigned, personally appeared [              ] personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of whom the individual acted, executed the instrument.

Notary Public